Exhibit 99.2

News Release

Graham Corporation ♦ 20 Florence Avenue ♦ Batavia, NY 14020

IMMEDIATE RELEASE

Graham Corporation Declares $0.11 per Share Quarterly Cash Dividend

BATAVIA, NY, October 26, 2021 – Graham Corporation (NYSE: GHM), global business that designs, manufactures and sells critical equipment for the defense/space, energy/new energy and chemical/petrochemical industries, announced that its Board of Directors declared a quarterly cash dividend of $0.11 per common share.

The dividend will be payable on November 23, 2021 to stockholders of record at the close of business on November 9, 2021.

ABOUT GRAHAM CORPORATION

Graham is a global business that designs, manufactures and sells critical equipment for the defense/space, energy/new energy and chemical/petrochemical industries. The Graham and Barber-Nichols’ brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenics, and turbomachinery technologies, as well as the Company’s responsive and flexible service and unsurpassed quality.

Graham routinely posts news and other important information on its website, www.graham-mfg.com, where additional comprehensive information on Graham Corporation and its subsidiaries can be found.

For more information, contact:

Jeffrey F. Glajch	Deborah K. Pawlowski
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908
jglajch@graham-mfg.com	dpawlowski@keiadvisors.com

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